                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                       INVERNESS MEDICAL INNOVATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                                     04-3565120
------------------------------                 --------------------------
STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)



51 SAWYER ROAD, SUITE 200, WALTHAM, MASSACHUSETTS           02453
-------------------------------------------------        ------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                   IVC INDUSTRIES, INC. 1995 STOCK OPTION PLAN
         IVC INDUSTRIES, INC. NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN INVERNESS MEDICAL INNOVATIONS, INC. NON-QUALIFIED STOCK OPTION AGREEMENT
                               FOR E. JOSEPH EDELL

                            (FULL TITLE OF THE PLANS)
                              --------------------

                                  RON ZWANZIGER
                                    President
                       Inverness Medical Innovations, Inc.
                            51 Sawyer Road, Suite 200
                          Waltham, Massachusetts 02453
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (781) 647-3900
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                                 WITH COPIES TO:
                         John D. Patterson, Jr., Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE


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

                                                                   PROPOSED
    TITLE OF                                 PROPOSED               MAXIMUM
   SECURITIES           AMOUNT                MAXIMUM              AGGREGATE         AMOUNT OF
     TO BE              TO BE              OFFERING PRICE          OFFERING         REGISTRATION
  REGISTERED          REGISTERED             PER SHARE               PRICE              FEE
------------------------------------------------------------------------------------------------------
Common Stock            52,140 shares(1)       $3.79(2)           $197,610.60
($.001 par value)

Common Stock            13,604 shares(3)       $3.95(2)            $53,735.80
($.001 par value)

Common Stock            50,000 shares(4)       $6.10(2)           $305,000.00
($.001 par value)
------------------------------------------------------------------------------------------------------
TOTAL                  115,744                                    $556,346.40           $51.18
======================================================================================================

       (1) Represents shares of Inverness Medical Innovations, Inc. common stock issuable upon exercise of outstanding stock options granted pursuant to the IVC Industries, Inc. 1995 Stock Option Plan.

       (2) Calculated pursuant to Rule 457(h) under the Securities Act.

       (3) Represents shares of Inverness Medical Innovations, Inc. common stock issuable upon exercise of outstanding stock options granted pursuant to the IVC Industries, Inc. Non-Employee Directors' Stock Option Plan.

       (4) Represents shares of Inverness Medical Innovations, Inc. common stock issuable upon exercise of outstanding stock options granted pursuant to the Inverness Medical Innovations, Inc. Non-Qualified Stock Option Agreement for E. Joseph Edell dated March 19, 2002.

                   -------------------------------------------


================================================================================

                                     PART I
                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

       *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this registration statement by reference:

       (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on April 1, 2002;

       (b) the Company's Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, filed with the Commission on April 2, 2002;

       (c) the Company's Current Report on Form 8-K filed with the Commission on January 4, 2002;

       (d) the Company's Current Report on Form 8-K/A filed with the Commission on March 5, 2002;

       (e) the Company's Current Report on Form 8-K filed with the Commission on March 14, 2002;

       (f) the Company's Current Report on Form 8-K filed with the Commission on March 29, 2002; and

       (g) the description of the Company's common stock contained in its Registration Statement on Form 8-A filed with the Commission on November 21, 2001, as amended, under Section 12 of the Securities Exchange Act of

1934, as amended (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description.

       In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys' fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person's duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

       Article V of the Company's by-laws provides that the Company shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, trustee, partner, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

       Section 145(g) of the Delaware General Corporation Law and Article V of the by-laws of the Company provide that the Company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

       The Company has obtained insurance covering its directors and officers against losses and insuring the Company against certain of its obligations to indemnify its directors and officers.

       Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware regarding the unlawful payment of dividends, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

       Pursuant to the Delaware General Corporation Law, Article VII of the certificate of incorporation of the Company eliminates a director's personal liability for monetary damages to the Company and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's registration statement on Form S-4, as amended, File Number 333-67392, and incorporated herein by reference).

4.2 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Inverness Medical Innovations, Inc. (filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the Commission on January 4, 2002, and incorporated herein by reference).

4.3 Amended and Restated By-Laws of the Company (filed as Exhibit 3.2 to the Company's registration statement on Form S-4, as amended, File Number 333-67392, and incorporated herein by reference).

4.4      IVC Industries, Inc. 1995 Stock Option Plan, as amended.

4.5 IVC Industries, Inc. Non-Employee Directors' Stock Option Plan, as amended.

4.6 Inverness Medical Innovations, Inc. Non-Qualified Stock Option Agreement for E. Joseph Edell dated March 19, 2002.

5.1      Opinion of Foley, Hoag & Eliot LLP.

23.1     Consent of Arthur Andersen LLP, Independent Accountants.

23.2     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1     Powers of Attorney (contained on the signature page hereto).

ITEM 9.  UNDERTAKINGS.

       The registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933, as amended (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 2nd day of April, 2002.


                                 INVERNESS MEDICAL INNOVATIONS, INC.


                                 By:  /S/ RON ZWANZIGER
                                   ------------------------------------------
                                   Ron Zwanziger
                                   President

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Duane L. James and Ron Zwanziger, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




SIGNATURE                                            TITLE                                        DATE
---------                                            ------                                       ------
 /S/ RON ZWANZIGER
------------------------------------        Chairman of the Board,
     Ron Zwanziger                          President and Chief Executive Officer             April 2, 2002
                                            (principal executive officer)

/S/ DUANE L. JAMES
------------------------------------        Vice President of Finance and Treasurer
        Duane L. James                      (principal financial and accounting officer)      April 2, 2002


/S/ DAVID SCOTT, PH.D.
------------------------------------        Director                                          April 2, 2002
     David Scott, Ph.D.

/S/ ERNEST A. CARABILLO, JR.
------------------------------------        Director                                          April 2, 2002
        Ernest A. Carabillo, Jr.

/S/ CAROL R. GOLDBERG
------------------------------------        Director                                          April 2, 2002
        Carol R. Goldberg

/S/ ROBERT P. KHEDERIAN
------------------------------------        Director                                          April 2, 2002
        Robert P. Khederian

/S/ JOHN F. LEVY
------------------------------------        Director                                          April 2, 2002
        John F. Levy

/S/ PETER TOWNSEND
------------------------------------        Director                                          April 2, 2002
        Peter Townsend


------------------------------------        Director
        Alfred M. Zeien

                                  EXHIBIT INDEX



EXHIBIT
   NO.                             DESCRIPTION
--------                           ---------------
4.1      Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's registration statement on Form S-4, as amended, File Number 333-67392, and incorporated herein by reference).

4.2      Certificate of Designation, Preferences and Rights of Series A
         Convertible Preferred Stock of Inverness Medical Innovations, Inc.
         (filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the Commission on January 4, 2002, and incorporated herein by reference).

4.3 Amended and Restated By-Laws of the Company (filed as Exhibit 3.2 to the Company's registration statement on Form S-4, as amended, File
         Number 333-67392, and incorporated herein by reference).

4.4      IVC Industries, Inc. 1995 Stock Option Plan, as amended.

4.5 IVC Industries, Inc. Non-Employee Directors' Stock Option Plan, as amended.

4.6      Inverness Medical Innovations, Inc. Non-Qualified Stock Option
         Agreement for E. Joseph Edell dated March 19, 2002.

5.1      Opinion of Foley, Hoag & Eliot LLP.

23.1     Consent of Arthur Andersen LLP, Independent Accountants.

23.2     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1     Powers of Attorney (contained on the signature page hereto).